UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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RESONANT INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RESONANT INC.
110 Castilian Drive, Suite 100
Santa Barbara, California 93117

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 10:00 a.m. Pacific Time on Tuesday, June 9, 2015

Dear Stockholders:

The 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of Resonant Inc., a Delaware corporation (“Resonant”), will be held on Tuesday, June 9, 2015, at 10:00 a.m. Pacific Time, at Resonant’s headquarters, located at 110 Castilian Drive, Suite 100, Santa Barbara, California 93117, for the following purposes as more fully described in the accompanying proxy statement:

1.              To elect five directors to serve until the 2016 annual meeting of stockholders or until their successors are duly elected and qualified;

2.              To ratify the appointment of Squar, Milner, Peterson, Miranda & Williamson, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015; and

3.              To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The board of directors of Resonant has fixed the close of business on April 13, 2015 as the record date for the Annual Meeting.  Only stockholders of record on the record date are entitled to notice of and to vote at the Annual Meeting.  Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

Your vote is important.  Whether or not you plan to attend the Annual Meeting, please vote by telephone or Internet by following the voting procedures described in the Proxy Materials.  If you received printed proxy materials and wish to vote by mail, promptly complete, date and sign the enclosed proxy card and return it in the accompanying envelope.

We appreciate your continued support of Resonant and look forward to either greeting you personally at the meeting or receiving your proxy.  All stockholders are cordially invited to attend the meeting.

By order of the Board of Directors,

/s/ Terry Lingren

Terry Lingren
Chairman and Chief Executive Officer

Santa Barbara, California
April 30, 2015

i

RESONANT INC.

PROXY STATEMENT FOR THE
2015 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING VOTING AND SOLICITATION OF PROXIES

Our board of directors solicits your proxy for the 2015 Annual Meeting of Stockholders (the “Annual Meeting”), and for any postponement or adjournment of the Annual Meeting, for the purposes described in the “Notice of Annual Meeting of Stockholders.” The table below shows some important details about the Annual Meeting and voting.  Additional information is available in the “Frequently Asked Questions” section of the proxy statement immediately below the table.  We use the terms “Resonant,” “the company,” “we,” “our” and “us” in this proxy statement to refer to Resonant Inc., a Delaware corporation.

The Notice of Annual Meeting, proxy statement, enclosed proxy card and copy of our Annual Report on Form 10-K for the year ended December 31, 2014 (the “2014 Annual Report”) are first being mailed to our stockholders on or about May 8, 2015.

Important Notice Regarding the Availability of Proxy Materials for the 2015 Annual Meeting

This proxy statement and the 2014 Annual Report are available for viewing, printing and downloading at www.proxyvote.com and on the “Investors” section of our website at ir.resonant.com. Certain documents referenced in the proxy statement are available on our website. However, we are not including the information contained on our website, or any information that may be accessed by links on our website, as part of, or incorporating it by reference into, this proxy statement.

Meeting Details	June 9, 2015, 10:00 a.m. Pacific Time, at the offices of Resonant Inc., 110 Castilian Drive, Suite 100, Santa Barbara, California 93117

Record Date	April 13, 2015

Shares Outstanding	There were 7,158,276 shares of common stock outstanding and entitled to vote as of the Record Date.

Eligibility to Vote

Holders of our common stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. Each stockholder is entitled to one vote for each share held as of the Record Date.

Quorum

A majority of the shares of common stock outstanding and entitled to vote, in person or by proxy, as of the Record Date constitutes a quorum. A quorum is required to transact business at the Annual Meeting.

Voting Methods

Stockholders whose shares are registered in their names with Computershare, our transfer agent (referred to as “Stockholders of Record”) may vote by proxy via the Internet, phone, or mail by following the instructions on the accompanying proxy card. Stockholders of Record may also vote in person at the Annual Meeting by attending the Annual Meeting and casting a ballot. Stockholders whose shares are held in “street name” by a broker, bank or other nominee (referred to as “Beneficial Owners”) must follow the voting instructions provided by their brokers or other nominees. See “What is the difference between holding shares as a Stockholder of Record and as a Beneficial Owner?” and “How do I vote and what are the voting deadlines?” below for additional information.

Inspector of Elections

We have appointed Daniel Christopher, Corporate Secretary, as Inspector of Elections to determine whether a quorum is present, and to tabulate the votes cast by proxy or in person at the Annual Meeting.

Voting Results

We will announce preliminary results at the Annual Meeting. We will report final results on a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) and post results at ir.resonant.com as soon as practicable after the Annual Meeting.

Proxy Solicitation Costs

We will bear the costs of soliciting proxies from our stockholders. These costs include preparing, assembling, printing, mailing and distributing notices, proxy statements, proxy cards and Annual Reports. Our directors, officers and other employees may solicit proxies personally or by telephone, e-mail or other means of communication, and we will reimburse them for any related expenses. We will also reimburse brokers and other nominees for their reasonable out-of-pocket expenses for forwarding proxy materials to the Beneficial Owners of the shares that the nominees hold in their names.

FREQUENTLY ASKED QUESTIONS

What matters am I voting on?

You will be voting on:

•                  The election of five directors to hold office until the 2016 annual meeting of stockholders or until their successors are duly elected and qualified;

•                  A proposal to ratify the appointment of Squar, Milner, Peterson, Miranda & Williamson, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015; and

•                  Any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

How does our board of directors recommend that I vote?

Our board of directors recommends that you vote:

•                  FOR the election of the five directors nominated by our board of directors and named in this proxy statement as directors to serve for one-year terms; and

•                  FOR the ratification of the appointment of Squar, Milner, Peterson, Miranda & Williamson, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

Will there be any other items of business on the agenda?

If any other items of business or other matters are properly brought before the Annual Meeting, your proxy gives discretionary authority to the persons named on the proxy card with respect to those items of business or other matters. The persons named on the proxy card intend to vote the proxy in accordance with their best judgment. Our board of directors does not intend to bring any other matters to be voted on at the Annual Meeting, and we are not currently aware of any matters that may be properly presented by others for action at the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Holders of our common stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. Each stockholder is entitled to one vote for each share of our common stock held as of the Record Date. Cumulative voting is not permitted with respect to the election of directors.

A complete list of the stockholders entitled to vote at the Annual Meeting will be available at our headquarters, located at 110 Castilian Drive, Suite 100, Santa Barbara, California 93117, during regular business hours for the ten days prior to the Annual Meeting. This list will also be available during the Annual Meeting at the meeting location. Stockholders may examine the list for any legally valid purpose related to the Annual Meeting.

What is the difference between holding shares as a Stockholder of Record and as a Beneficial Owner?

Stockholders of Record. If, at the close of business on the Record Date, your shares are registered directly in your name with Computershare, our transfer agent, you are considered the Stockholder of Record with respect to those shares. As the Stockholder of Record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.

Beneficial Owners. If your shares are held in a stock brokerage account or by a bank or other nominee on your behalf, you are considered the Beneficial Owner of shares held in “street name.” As the Beneficial Owner, you have the right to direct your broker or nominee how to vote your shares by following the voting instructions your broker or other nominee provides. In general, if you do not provide your broker or nominee with instructions on how to vote your shares, your broker or nominee may, in its discretion, vote your shares with respect to routine matters (e.g., the ratification of the appointment of our independent auditor), but may not vote your shares with respect to any non-routine matters (e.g., the election of directors). Please see “What if I do not specify how my shares are to be voted?” for additional information.

Do I have to do anything in advance if I plan to attend the Annual Meeting and vote in person?

Stockholders of Record. If you are a Stockholder of Record, you do not need to do anything in advance to attend and/or vote your shares in person at the Annual Meeting, but you may be asked to present government-issued photo identification for entrance into the Annual Meeting.

Beneficial Owners. If you are a Beneficial Owner, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from your broker or other nominee, who is the Stockholder of Record with respect to your shares. You may still attend the Annual Meeting even if you do not have a legal proxy. You may be asked to present government-issued photo identification for entrance into the Annual Meeting. You will also be asked to provide proof of Beneficial Ownership as of the Record Date, such as the voting instructions you received from your broker or other nominee, or your brokerage statement reflecting ownership of shares as of the Record Date.

How do I vote and what are the voting deadlines?

Stockholders of Record. If you are a Stockholder of Record, then you can vote in one of the following ways:

•                  You may vote via the Internet or by telephone.  To vote via the Internet or by telephone, follow the instructions provided in the proxy card that accompanies this proxy statement. If you vote via the Internet or by telephone, you do not need to return a proxy card by mail. Internet and telephone voting are available 24 hours a day. Votes submitted through the Internet or by telephone must be received by 11:59 p.m. Eastern Time on June 8, 2015.

•                  You may vote by mail.  If you would like to vote by mail, you need to complete, date and sign the proxy card that accompanies this proxy statement and promptly mail it in the enclosed postage-paid envelope so that it is received no later than June 8, 2015. You do not need to put a stamp on the enclosed envelope if you mail it from within the United States. The persons named on the proxy card will vote the shares you own in accordance with your instructions on the proxy card you mail. If you return the proxy card, but do not give any instructions on a particular matter to be voted on at the Annual Meeting, the persons named on the proxy card will vote the shares you own in accordance with the recommendations of our board of directors. Our board of directors recommends that you vote FOR each of Proposals No. One and Two.

•                  You may vote in person.  If you plan to attend the Annual Meeting, you may vote by delivering your completed proxy card in person or by completing and submitting a ballot, which will be provided at the Annual Meeting.

Beneficial Owners.  If you are the Beneficial Owner of shares held of record by a broker or other nominee, you will receive voting instructions from your broker or other nominee. You must follow the voting instructions provided by your broker or other nominee in order to instruct your broker or other nominee how to vote your shares. The availability of telephone and Internet voting options will depend on the voting process of your broker or other nominee. As discussed above, if you are a Beneficial Owner, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your broker or other nominee.

May I change my vote or revoke my proxy?

Stockholders of Record. If you are a Stockholder of Record, you may revoke your proxy or change your proxy instructions at any time before your proxy is voted at the Annual Meeting by:

•                  entering a new vote by Internet or telephone;

•                  signing and returning a new proxy card with a later date;

•                  delivering a written revocation to our Secretary at the address listed on the front page of this proxy statement; or

•                  attending the Annual Meeting and voting in person.

Beneficial Owners. If you are the beneficial owner of your shares, you must contact the broker or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board of directors. The persons named on the proxy card have been designated as proxy holders by our board of directors. When a proxy is properly dated, executed and returned, the shares represented by the proxy will be voted at the Annual Meeting in accordance with the instruction of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors (as shown on the first page of the proxy statement). If any matters not described in the proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.

What if I do not specify how my shares are to be voted?

Stockholders of Record. If you are a Stockholder of Record and you submit a proxy but you do not provide voting instructions, your shares will be voted:

•                  FOR the election of the five directors nominated by our board of directors and named in this proxy statement as directors to serve for one-year terms (Proposal No. One);

•                  FOR the ratification of the appointment of Squar, Milner, Peterson, Miranda & Williamson, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015 (Proposal No. Two); and

•                  In the discretion of the named proxy holders regarding any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners. If you are a Beneficial Owner and you do not provide your broker or other nominee that holds your shares with voting instructions, your broker or other nominee will determine if it has discretion to vote on each matter. In general, brokers and other nominees do not have discretion to vote on non-routine matters. Proposal No. One (election of directors) is a non-routine matter, while Proposal No. Two (ratification of appointment of independent registered public accounting firm) is a routine matter. As a result, if you do not provide voting instructions to your broker or other nominee, your broker or other nominee cannot vote your shares with respect to Proposal No. One, which would result in a “broker non-vote,” but may, in its discretion, vote your shares with respect to Proposal No. Two. For additional information regarding broker non-votes, see “What are the effects of abstentions and broker non-votes?” below.

What is a quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our bylaws and Delaware law. A majority of the shares of common stock outstanding and entitled to vote, in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. As noted above, as of the Record Date, there were at total of 7,158,276 shares of common stock outstanding, which means that 3,579,139 shares of common stock must be represented in person or by proxy at the Annual Meeting to have a quorum. If there is no quorum, a majority of the shares present at the Annual Meeting may adjourn the meeting to a later date.

What are the effects of abstentions and broker non-votes?

An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. Under Delaware law, abstentions are considered present and entitled to vote at the Annual Meeting. As a result, abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against a proposal in cases where approval of the proposal requires the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting (e.g., Proposal No. Two). However, because the outcome of Proposal No. One (election of directors) will be determined by a plurality of the voting power of the shares present and entitled to vote at the Annual Meeting, abstentions will have no impact on the outcome of the proposal as long as a quorum exists.

A broker non-vote occurs when a broker or other nominee holding shares for a Beneficial Owner does not vote on a particular proposal because the broker or other nominee does not have discretionary voting power with respect to such proposal and has not received voting instructions from the Beneficial Owner of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting, but will not be counted for purposes of determining the number of votes cast. Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any proposal.

How many votes are needed for approval of each proposal?

Proposal	Vote Required	Broker Discretionary Voting Allowed?
Proposal No. One —Election of directors	Plurality of voting power of shares present and entitled to vote	No

Proposal No. Two — Ratification of the appointment of independent registered public accounting firm	Majority of voting power of shares present and entitled to vote	Yes

With respect to Proposal No. One, you may vote (i) FOR all nominees, (ii) WITHHOLD your vote as to all nominees, or (iii) vote FOR all nominees except for those specific nominees from whom you WITHHOLD your vote. The five nominees receiving the most FOR votes will be elected. Cumulative voting is not permitted with respect to the election of directors. If you WITHHOLD your vote as to all nominees, your vote will be treated as if you had ABSTAINED from voting on Proposal No. One, and your abstention will have no effect on the outcome of the vote.

With respect to Proposal No. Two, you may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on Proposal No. Two, the abstention will have the same effect as a vote AGAINST the proposal.

How are proxies solicited for the Annual Meeting and who is paying for the solicitation?

The board of directors is soliciting proxies for use at the Annual Meeting by means of this proxy statement. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers and other nominees to forward to the Beneficial Owners of the shares held of record by the brokers or other nominees. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending these proxy materials to Beneficial Owners.

This solicitation of proxies may be supplemented by solicitation by telephone, electronic communication, or other means by our directors, officers, employees or agents. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation. We do not plan to retain a proxy solicitor to assist in the solicitation of proxies.

Is my vote confidential?

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Resonant or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

Will members of the board of directors attend the Annual Meeting?

We encourage our board members to attend the Annual Meeting. Those who do attend will be available to answer appropriate questions from stockholders.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted an SEC-approved procedure called “householding,” under which we can deliver a single copy of the proxy materials to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing and mailing costs. Stockholders of Record who participate in householding will be able to access and receive separate proxy cards. Upon written or oral request, we will promptly deliver a separate copy of the proxy materials to any stockholder at a shared address to which we delivered a single copy of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that Resonant only send a single copy of the next year’s proxy materials, you may contact us as follows:

Resonant Inc.
Attention: Secretary
110 Castilian Drive, Suite 100
Santa Barbara, California 93117
(805) 308-9803

Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other nominee to request information about householding.

PROPOSAL NO. ONE

ELECTION OF DIRECTORS

Our business affairs are managed under the direction of our board of directors, which is currently composed of five members. Three of our directors are independent according to the independent director requirements of The NASDAQ Stock Market (“NASDAQ”). Our directors serve for one-year terms.  See “Board of Directors and Corporate Governance” below for more details about our board.

At the Annual Meeting, stockholders will be asked to elect five directors, Ms. Janet Cooper, Mr. Robert Hammond, Mr. Richard Kornfeld, Mr. Terry Lingren and Mr. John Major, to serve until the 2016 annual meeting of stockholders or until their successors are duly elected and qualified. The following table sets forth the names and certain other information as of March 31, 2015 for each of the nominees for election as a director, all of whom currently serve on the board of directors.

Nominee	Age	Position
Janet Cooper(1)(2)(3)	61	Director
Robert Hammond	67	Chief Technology Officer and Director
Richard Kornfeld(1)(2)(3)	54	Director
Terry Lingren	58	Chief Executive Officer and Chairman of the Board
John Major*(1)(2)(3)	69	Director

*                 Lead Independent Director

(1)         Member of the audit committee

(2)         Member of the compensation committee

(3)         Member of the nominating and governance committee

Nominees for Director

Janet Cooper.  Ms. Cooper has served as a member of our board of directors since January 2014. Ms. Cooper served as Senior Vice President and Treasurer of Qwest Communications International Inc. (now doing business as CenturyLink) from September 2002 to June 2008, and served as Qwest’s Senior Vice President, Finance from 2000 to 2001. From 2001 to 2002, Ms. Cooper was Chief Financial Officer and Senior Vice President of McDATA Corporation. From 1998 to 2000, she served in various senior level finance positions at US West Inc., including as Vice President, Finance and Controller and Vice President and Treasurer. From 1978 to 1998, Ms. Cooper served in various capacities with The Quaker Oats Company, including as Vice President, Treasurer and Tax from 1997 to 1998 and Vice President, Treasurer from 1992 to 1997. Ms. Cooper serves on the board of directors of The Toro Company, Lennox International Inc. and MWH Global, Inc., a privately held company. Ms. Cooper received a B.S. in Math and Computer Science from the University of Illinois, an M.S. in Applied Math from the University of Illinois, an M.B.A. from University of Chicago Booth School of Business.

Through her experience in various senior level financial positions with Qwest, McDATA Corporation, US West and Quaker Oats, Ms. Cooper has developed a substantial financial and accounting background and expertise, which she contributes to our board of directors. Ms. Cooper’s financial expertise and acumen in capital markets, audit, tax, accounting, treasury and risk-management matters assists our board in providing oversight to management on these matters. Ms. Cooper’s senior leadership experience also enables her to provide strategic input to our board, in addition to her financial expertise, discipline and oversight.

Robert Hammond.  Dr. Hammond has served as our Chief Technology Officer and as a member of our board of directors since June 2013, and served as Chief Technology Officer of our subsidiary, Resonant LLC from June 2012 until June 2013. Prior to founding Resonant, Dr. Hammond served for more than 20 years as Senior Vice President and Chief Technology Officer of Superconductor Technologies, Inc., where he was involved in the development of high temperature superconducting materials, cryogenic refrigeration and packaging, and RF and microwave circuits. Prior to that, he was Leader Electronics Advanced Development at Los Alamos National Labs. Dr. Hammond holds a BS degree in Physics, a MS degree in Applied Physics and a PhD in Applied Physics, each from the California Institute of Technology.

Dr. Hammond was selected to serve on our board of directors because of the perspective and experience he brings as one of our co-founders and as one of our largest stockholders, his extensive experience with the technologies we are developing and technology companies in general, and his experience serving as a senior executive officer of a public company.

Richard Kornfeld.  Mr. Kornfeld has served as a member of our board of directors since December 2013. Mr. Kornfeld currently serves as President and Chief Executive Officer of Kitu Systems, Inc., a leader in communication protocol software for the Internet-of-Things market. From 2006 to 2008, he served as Executive Vice President and Chief Strategy Officer of NextWave Wireless. From 2004 to 2006, he served as President and Chief Executive Officer of Staccato Communications. Prior to joining Staccato, Mr. Kornfeld was Vice President and General Manager of Texas Instruments’ Wireless Chipset Business Unit. He joined Texas Instruments as part of the acquisition of Dot Wireless, where he served as Co-Founder, Chairman and Chief Executive Officer. Prior to founding Dot Wireless, Mr. Kornfeld was a founder of NextWave Telecom, Inc., where he was the Senior Vice President and General Manager of the Consumer Products division. Previously, Mr. Kornfeld was Vice President of Engineering at Qualcomm Inc., leading the development of the first commercial CDMA subscriber equipment. Prior to Qualcomm, Mr. Kornfeld held various technical positions at M/A-Com Linkabit. Mr. Kornfeld serves on the board of the La Jolla Institute of Allergy and Immunology and to Kitu Systems, Inc. He serves on the Council of Advisors of University of California, San Diego’s Jacobs School of Engineering where he also participates in the university’s Von Liebig Clean Tech grant activities. He also serves on AIPAC’s San Diego council and AIPAC’s national council. Mr. Kornfeld also was Vice-Chairman of Commnexus and the founding Chairman of EvoNexus.  Mr. Kornfeld received his BS degree in 1982 from the University of California, San Diego where he was also named the Alumni of the Year in 2001.

Mr. Kornfeld was selected to serve on our board of directors because of his extensive experience with the technologies we are developing and technology companies in general, including some of San Diego’s most notable tech companies.

Terry Lingren.  Mr. Lingren is a co-founder of Resonant and has served as Chief Executive Officer and Chairman of the board of directors since June 2013. Mr. Lingren also served as Chief Executive Officer of company subsidiary, Resonant LLC from June 2012 until June 2013. Prior to founding Resonant, Mr. Lingren served for more than 18 years in executive positions at Qualcomm, Inc. and Kyocera Corporation. Mr. Lingren served as Vice President of Engineering at Kyocera from February 2003 to July 2012, and as a Vice President of Engineering at Qualcomm from May 1994 to February 2003. Mr. Lingren holds a BA degree in physics from Austin College, a BSEE degree from Washington University and an MSEE degree from California State University Northridge.

Mr. Lingren was selected to serve on our board of directors because of the perspective and experience he brings as one of our co-founders and as one of our largest stockholders, his extensive experience with the technologies we are developing and technology companies in general, and his experience serving as a senior executive officer of a public company.

John Major.  Mr. Major has served as a member of our board of directors since December 2013. In January 2003, Mr. Major founded MTSG, a strategic consulting and investment company of which he continues to serve as President. From April 2004 to October 2006, he served as Chief Executive Officer of Apacheta Corp., a privately held mobile, wireless software company whose products are used to manage retail inventory, service and deliveries. From August 2000 until January 2003, Mr. Major was Chairman and Chief Executive Officer of Novatel Wireless Inc., a wireless data access solutions company. Previously, he was Chairman and Chief Executive Officer of Wireless Knowledge, a joint venture of Qualcomm Inc. and Microsoft Corp. Prior to joining Wireless Knowledge, he served as Corporate Executive Vice President of Qualcomm and President of its wireless infrastructure division. For approximately 18 years, Mr. Major held various executive and leadership positions at Motorola Inc., the most recent of which was Senior Vice President and Chief Technology Officer. He serves on the Dean’s Advisory Committee of the University of Rochester Hajim School of Engineering and Applied Science and as Chairman of the University of Illinois at Chicago-Engineering School Advisory Board. He also serves as Chairman of the La Jolla Institute for Allergy and Immunology. He currently serves on the boards of directors of Broadcom Corporation, where he was formerly Chairman and is now Lead Director, Lennox International Inc., Littelfuse, Inc., Pulse Electronics Corp. and ORBCOMM Inc. Mr. Major received a B.S. in Mechanical and Aerospace Engineering from the University of Rochester, an M.S. in Mechanical Engineering from the University of Illinois, an M.B.A. from Northwestern University and a J.D. from Loyola University. He holds 12 United States patents.

Mr. Major was selected to serve on our board of directors because of his extensive experience with the technologies we are developing and technology companies in general, and his experience serving on the boards of directors of very substantial public companies.

Vote Required

Directors are elected by a plurality vote. The five nominees for directors receiving the highest number of votes cast will be elected as directors.

***THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH
OF THE NOMINEES LISTED ABOVE.***

PROPOSAL NO. TWO

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors has appointed Squar, Milner, Peterson, Miranda & Williamson, LLP (“Squar Milner”), as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2015. Squar Milner also served as our independent registered public accounting firm for the fiscal year ended December 31, 2014.

At the Annual Meeting, stockholders will be asked to ratify the appointment of Squar Milner as our independent registered public accounting firm for the year ending December 31, 2015. Stockholder ratification of the appointment of our independent registered public accounting firm is not required by our bylaws or other applicable legal requirements. However, our board of directors submits the appointment of Squar Milner to our stockholders for ratification as a matter of good corporate governance. If this appointment is not ratified by the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote, the appointment will be reconsidered by our audit committee. Even if the appointment is ratified, our audit committee, in its sole discretion, may appoint another independent registered public accounting firm at any time during the year ending December 31, 2015 if our audit committee believes that such a change would be in the best interests of Resonant and its stockholders. A representative of Squar Milner is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she wishes to do so, and is expected to be available to respond to appropriate questions from stockholders.

Fees Paid to Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to us by Squar Milner for the fiscal years ended December 31, 2014 and 2013.

	2014	2013
Audit Fees (1)	$163,698	$55,000
Audit-Related Fees (2)	3,000	—
Tax Fees (3)	—	—
All Other Fees	—	—
	$166,698	$55,000

(1)         “Audit Fees” consist of fees for professional services rendered in connection with the audit of our annual consolidated financial statements, including audited financial statements presented in our Registration Statement on Form S-1 filed with the SEC in connection with our initial public offering, issuance of comfort letters in connection with our initial public offering, review of our quarterly financial statements presented in our quarterly report on Form 10-Q, and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years.

(2)         “Audit-Related Fees” consist of fees for professional services that are reasonably related to the performance of the audit or review of the company’s financial statements. Audit-related fees for 2014 also consisted of professional services rendered in connection with our Registration Statement on Form S-8 related to the registration of shares issuable pursuant to our equity incentive plans.

(3)         “Tax Fees” consist of professional services rendered in connection with tax audits, tax compliance, and tax consulting and planning.

Auditor Independence

In 2014, there were no other professional services provided by Squar Milner that would have required the audit committee to consider their compatibility with maintaining the independence of Squar Milner.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services

Consistent with requirements of the SEC and the Public Company Accounting Oversight Board, or PCAOB, regarding auditor independence, our audit committee is responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. In recognition of this responsibility, in our audit committee has a policy for the pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.

Before engagement of the independent registered public accounting firm for the next fiscal year’s audit, the independent registered public accounting firm submits a detailed description of services expected to be rendered during that year for each of the following categories of services to the audit committee for approval:

•                  Audit services.  Audit services include the annual financial statement audit (including required quarterly reviews) and other procedures required to be performed by the independent auditor to form an opinion on our consolidated financial statements. Audit services also include, as necessary, the attestation engagement for the independent auditor’s report on management’s report on internal controls for financial reporting. Other audit services may include services associated with SEC registration statements, comfort letters, periodic reports and other documents filed with the SEC.

•                  Audit-related services. Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of our financial statements or that are traditionally performed by the independent auditor.

•                  Tax Services. Tax services include services related to tax compliance, tax planning and tax advice.

•                  All Other Services. All other services are those services not described in the other categories that are not prohibited by SEC rules.

The audit committee pre-approves particular services or categories of services on a case-by-case basis. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the services must be pre-approved by the audit committee, or as permitted, the audit committee chair, before the independent registered public accounting firm is engaged. Pre-approval fee levels or budgeted amounts for all services to be provided by the independent registered public accounting firm are established annually by the audit committee. Any proposed services exceeding these levels or amounts require specific pre-approval by the audit committee, or the audit committee chair. All fees paid to Squar Milner for the fiscal years ended December 31, 2014 and 2013 were pre-approved by the audit committee in accordance with the process described in the policy above.

Vote Required

The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote is required to ratify the appointment of Squar Milner as our independent registered public accounting firm for the year ending December 31, 2015.

***THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION
OF THE APPOINTMENT OF SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, LLP.***

REPORT OF THE AUDIT COMMITTEE

The Audit Committee maintains effective working relationships with the Board, management, and Squar, Milner, Peterson, Miranda & Williamson, LLP, the company’s independent registered public accounting firm (the “Independent Accountants”). As set forth in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that our company’s consolidated financial statements and disclosures are complete and accurate and in accordance with U.S. generally accepted accounting principles and applicable rules and regulations. The Independent Accountants are responsible for auditing the company’s consolidated financial statements and expressing an opinion as to their conformity with U.S. generally accepted accounting principles and on the company’s internal control over financial reporting.

The Audit Committee has (1) reviewed and discussed the company’s audited consolidated financial statements for the year ended December 31, 2014 with the company’s management and with the Independent Accountants; (2) discussed with the Independent Accountants the matters required to be discussed by Auditing Standards No. 16, Communication with Audit Committees, as adopted by the Public Company Accounting Oversight Board; and (3) received the written disclosures from the Independent Accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the Independent Accountants’ communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the Independent Accountants the Independent Accountants’ independence and considered whether the provision of non-audit services by the Independent Accountants to the company is compatible with the Independent Accountants’ independence.

Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the Independent Accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audits of the company’s consolidated financial statements have been carried out in accordance with generally accepted auditing standards, that the consolidated financial statements are presented in accordance with U.S. generally accepted accounting principles or that the company’s Independent Accountants are in fact “independent.”

Based upon the reviews and discussions described above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to in this report and in the Audit Committee Charter, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2014.

Respectfully submitted by the members of the audit committee of the board of directors:

Janet Cooper (Chair)
Richard Kornfeld
John Major

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Composition

Our business affairs are managed under the direction of our board of directors, which is currently composed of five members. Each director’s term will continue until the election and qualification of his or her successor, or his or her earlier death, resignation, or removal.

The board of directors met nine times in 2014. Each board member attended at least 75% of the aggregate number of board meetings and meetings of standing committees of which he or she is a member.

Director Independence

Our common stock is listed on the NASDAQ Capital Market. Under the rules of NASDAQ, independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of NASDAQ require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Under the rules of NASDAQ, a director will only qualify as an ‘‘independent director’’ if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our board of directors has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise such director’s ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our board of directors has determined that Messrs. Kornfeld and Major and Ms. Cooper are ‘‘independent directors’’ as defined under the applicable rules and regulations of the Securities and Exchange Commission (“SEC”) and the listing requirements and rules of NASDAQ.

Board Leadership Structure; Lead Independent Director

Mr. Lingren currently serves as both chairman of our board of directors and chief executive officer. Our board of directors believes that Mr. Lingren is best positioned to identify strategic priorities, lead critical discussions and execute our strategy and business plans. Mr. Lingren possesses detailed, in-depth knowledge of the issues, opportunities, and challenges facing us. Independent directors and management sometimes have different perspectives and roles in strategy development. Our independent directors bring experience, oversight and expertise from outside of our company, while the chief executive officer brings company specific experience and expertise. Our board of directors believes that Mr. Lingren’s combined role enables strong leadership, creates clear accountability, and enhances our ability to communicate our message and strategy clearly and consistently to stockholders.

Our corporate governance guidelines provide that one of our independent directors should serve as a lead independent director at any time when our chief executive officer serves as the chairman of our board of directors or if the chairman is not otherwise independent. Because Mr. Lingren is our chairman, our board of directors has appointed Mr. Major to serve as our lead independent director. As lead independent director, Mr. Major presides over periodic meetings of our independent directors, serves as a liaison between our chairman and the independent directors, works with Mr. Lingren to establish board meeting agendas, raises issues with management on behalf of the independent directors when appropriate, oversees the general functioning of the board and committees and performs such additional duties as our board of directors may otherwise determine and delegate.

Our board of directors believes that the current board leadership structure, coupled with a strong emphasis on board independence, provides effective independent oversight of management while allowing the board and management to benefit from Mr. Lingren’s day-to-day familiarity with our business operations.

Committees of the Board of Directors

Our board of directors has established an audit committee, a compensation committee and a nominating and governance committee, each of which has the composition and responsibilities described below. Members will serve on these committees until their resignation or as otherwise determined by our board of directors.  Each of these standing committees operates under a written charter adopted by the board of directors. The charters are available on the Investor Relations portion of our website at ir.resonant.com.

Audit Committee.  Messrs. Kornfeld and Major and Ms. Cooper, each of whom is a non-employee member of our board of directors, serve on our audit committee, and Ms. Cooper chairs the committee.  The audit committee met four times during 2014.  Our board of directors has determined that each of the members of the audit committee satisfies the requirements for independence and financial literacy under the rules and regulations of NASDAQ and the SEC. Our board of directors has also determined that Ms. Cooper qualifies as an “audit committee financial expert,” as defined in the SEC rules, and satisfies the financial sophistication requirements of NASDAQ. The audit committee is responsible for, among other things:

•                  appointing, overseeing, and if need be, terminating any independent auditor;

•                  assessing the qualification, performance and independence of our independent auditor;

•                  reviewing the audit plan and pre-approving all audit and non-audit services to be performed by our independent auditor;

•                  reviewing our financial statements and related disclosures;

•                  reviewing the adequacy and effectiveness of our accounting and financial reporting processes, systems of internal control and disclosure controls and procedures;

•                  reviewing our overall risk management framework;

•                  overseeing procedures for the treatment of complaints on accounting, internal accounting controls, or audit matters;

•                  reviewing and discussing with management and the independent auditor the results of our annual audit, reviews of our quarterly financial statements and our publicly filed reports;

•                  reviewing and approving related person transactions; and

•                  preparing the audit committee report that the SEC requires in our annual proxy statement.

Compensation Committee.  Messrs. Kornfeld and Major and Ms. Cooper, each of whom is a non-employee member of our board of directors, comprise our compensation committee, and Mr. Kornfeld chairs the committee. The compensation committee met three times during 2014. Our board of directors has determined that each of the members of the compensation committee meets the requirements for independence under the rules of NASDAQ and the SEC and is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code. The compensation committee is responsible for, among other things:

•                  reviewing the elements and amount of total compensation for all officers;

•                  formulating and recommending any proposed changes in the compensation of our chief executive officer for approval by the board;

•                  reviewing and approving any changes in the compensation for officers, other than our chief executive officer;

•                  administering our equity compensation plans;

•                  reviewing annually our overall compensation philosophy and objectives, including compensation program objectives, target pay positioning and equity compensation; and

•                  preparing the compensation committee report that the SEC will require in our annual proxy statement.

Compensation Committee Interlocks and Insider Participation.  None of the members of our compensation committee is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the compensation committee or director (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving on our compensation committee or our board of directors.

Nominating and Governance Committee.  Messrs. Kornfeld and Major and Ms. Cooper, each of whom is a non-employee member of our board of directors, comprise our nominating and governance committee, and Mr. Major chairs the committee. The nominating and governance committee met one time during 2014.  Our board of directors has determined that each of the members of the nominating and governance committee meets the requirements for independence under the rules of NASDAQ for service on this committee. The nominating and governance committee is responsible for, among other things:

•                  evaluating and making recommendations regarding the composition, organization and governance of our board of directors and its committees;

•                  identifying, recruiting and nominating director candidates to the board if and when necessary;

•                  evaluating and making recommendations regarding the creation of additional committees or the change in mandate or dissolution of committees;

•                  reviewing and making recommendations with regard to our corporate governance guidelines and compliance with laws and regulations; and

•                  reviewing and approving conflicts of interest of our directors and corporate officers, other than related person transactions reviewed by the audit committee.

Board Member Nomination Process

The nominating and governance committee employs a variety of methods for identifying and evaluating director nominees. In its evaluation of director candidates, the nominating and governance committee will consider the current size and composition of the board of directors and the needs of the board of directors and the respective committees of the board of directors. Some of the qualifications that the committee considers include, without limitation, issues of character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest and other commitments. The nominating and governance committee requires the following minimum qualifications to be satisfied by any nominee for a position on our board of directors: (i) the highest personal and professional ethics and integrity, (ii) proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment, (iii) skills and expertise that are complementary to those of the existing members of our board of directors, (iv) the ability to assist and support management and make significant contributions to the company’s success, and (v) an understanding of the fiduciary responsibilities that are required of a member of our board of directors, and the commitment of time and energy necessary to diligently carry out those responsibilities. Other than the foregoing, there are no stated minimum criteria for director nominees, although the nominating and governance committee may also consider other factors that it may deem, from time to time, in our and our stockholders’ best interests. The nominating and governance committee may also take measures that it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the nominating and governance committee, the board of directors, or management.

Although the board of directors does not maintain a specific policy with respect to board diversity, the board of directors believes that the board should be a diverse body, and the nominating and governance committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, the nominating and governance committee may take into account the benefits of diverse viewpoints. After completing its review and evaluation of director candidates, the nominating and governance committee recommends to the full board of directors the director nominees for election. The nominating and governance committee also considers these and other factors as it oversees the annual board of director and committee evaluations.

Stockholder Recommendations and Nominations of Candidates for Election to the Board of Directors

The nominating and governance committee will consider candidates for nomination to the board of directors recommended by any stockholder holding at least one percent (1%) of the fully diluted capitalization of Resonant for at least twelve months prior to the date that the recommendation is submitted. The committee will evaluate recommendations in accordance with its charter, our bylaws, our policies and procedures for director candidates, as well as the nominee criteria described above. This process is designed to ensure that the board of directors includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to our business. A stockholder wishing to recommend a candidate for nomination should contact our Secretary in writing, at the address indicated in the next paragraph. The recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve on our board of directors, information regarding any relationships between the candidate and Resonant and evidence of the recommending stockholder’s ownership of our common stock. The recommendation must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for board of directors membership. Our nominating and governance committee has sole discretion to decide which individuals to recommend for nomination as directors.

A stockholder of record can nominate a candidate directly for election to the board by complying with the procedures in Section 2.4 of our bylaws and the rules and regulations of the Securities and Exchange Commission. An eligible stockholder who wishes to submit a nomination should review the requirements in our bylaws for nominations by stockholders. Any nomination should be sent in writing to the company, addressed to the attention of the Secretary at Resonant Inc., 110 Castilian Drive, Suite 100, Santa Barbara, California 93117. Notice of nominations for the 2016 annual meeting of stockholders must be received by us no earlier than February 23, 2016 and no later than March 24, 2016. The notice must state the information required by Section 2.4 of our bylaws and otherwise comply with applicable federal and state law.

A copy of our bylaws may be obtained by accessing Resonant’s filings on the SEC’s website at www.sec.gov. You may also contact our Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for nominating director candidates.

Board’s Role in Risk Management Oversight

Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, and reputational risks. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of the risks we face, while our board of directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board must satisfy itself that the risk management processes designed and implemented by management are appropriate and functioning as designed.

Our board of directors believes that open communication between management and the board of directors is essential for effective risk management and oversight. Our board meets with our chief executive officer and other members of the senior management team at regularly scheduled quarterly board meetings and in other meetings between the quarterly meetings, where, among other topics, they discuss strategy and risks facing the company.

While our board of directors is ultimately responsible for risk oversight, our board committees assist the board of directors in fulfilling its oversight responsibilities in certain areas of risk. The audit committee assists our board of directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, and legal and regulatory compliance. The audit committee also discusses guidelines and policies with respect to risk assessment and risk management with management and the independent auditor. In addition, the audit committee reviews management’s assessment of the key risks facing us, including the key controls it relies on to mitigate those risks. The audit committee also monitors certain key risks at each of its regularly scheduled meetings, such as risk associated with internal control over financial reporting and liquidity risk. The nominating and governance committee assists our board in fulfilling its oversight responsibilities with respect to the management of risk associated with board organization, membership and structure, and corporate governance. The compensation committee assesses risks created by the incentives inherent in our compensation policies as well as in our leadership development and succession planning. Finally, the full board of directors reviews strategic and operational risk reported by the management team, receives reports on all significant committee activities at each regular meeting, and evaluates the risks inherent in significant transactions.

Stockholder Communications with the Board of Directors

Stockholders wishing to communicate with our board of directors or with an individual member of our board may do so by writing to our board of directors or to the particular member of our board, and mailing the correspondence to our Secretary, Resonant Inc., 110 Castilian Drive, Suite 100, Santa Barbara, California 93117 or sending it by email to ir@resonant.com. Our legal counsel, or his designee in the legal department, will review all incoming stockholder communications (excluding mass mailings, product complaints or inquiries, job inquiries, business solicitations and patently offensive material), and if deemed appropriate, the stockholder communications will be forwarded to the appropriate member or members of our board of directors, or if none is specified, to the lead independent director.

Corporate Governance Guidelines; Code of Business Conduct and Ethics

Our board of directors has adopted Corporate Governance Guidelines. These guidelines address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us. In addition, our board of directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our chief executive officer, chief financial officer, and other executive and senior financial officers. The full text of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics is posted on the Investor Relations portion of our website at ir.resonant.com. We will post amendments to our Code of Business Conduct and Ethics or waivers of our Code of Business Conduct and Ethics for directors and executive officers on the same website.

Non-Employee Director Compensation

Director Compensation Table

The following table details the total compensation earned by our non-employee directors in fiscal year 2014:

Director	Fees Earned or Paid in Cash	Stock Awards(1)(2)(3)	Total
Janet Cooper	$37,500	$144,000	$181,500
Richard Kornfeld	$37,500	$144,000	$181,500
John Major	$37,500	$144,000	$181,500

(1)         Represents awards of restricted stock units, each of which entitles the director to receive one share of our common stock at the time of vesting, without the payment of an exercise price or other cash consideration.

(2)         These amounts represent the grant date fair value of the stock awards granted in fiscal year 2014 determined in accordance with ASC Topic 718. These amounts may not correspond to the actual value eventually realized by the director, which depends in part on the market value of our common stock in future periods. Assumptions used in calculating these amounts are set forth in the Notes to Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2014.

(3)        On May 28, 2014, each of Ms. Cooper and Messrs. Kornfeld and Major received an award of restricted stock units for 24,000 shares of our common stock, which awards vest and settle 50% on each of the first and second anniversaries of the director’s appointment to the board of directors (February 3, 2014 for Ms. Cooper, and December 5, 2013 for each of Messrs. Kornfeld and Major).

Outside Director Compensation Policy

In January 2014, the board of directors adopted a policy for the compensation for our non-employee directors, or the Outside Directors, effective as of May 28, 2014. Outside Directors will receive compensation in the form of equity granted under the terms of our 2014 Plan and cash, as described below:

IPO grant.  On May 28, 2014, each Outside Director was granted 24,000 restricted stock units, or the IPO RSU Award. All of the shares underlying the IPO RSU Award will vest as to one-half of the shares subject to such award on each of the first and second anniversary of the commencement of the individual’s service as an Outside Director, subject to continued service as a director through the applicable vesting date.

Initial award.  Each person who first becomes an Outside Director after May 28, 2014 will be granted 24,000 restricted stock units, or the Initial RSU Award. These awards will be granted on the date of the first meeting of our board of directors or compensation committee occurring on or after the date on which the individual first became an Outside Director. The shares underlying the Initial RSU Award will vest as to one-half of the shares subject to such award on each of the first and second anniversary of the commencement of the individual’s service as an Outside Director, subject to continued service as a director through the applicable vesting date. If a director’s status changes from an employee director to an Outside Director, he or she will not receive an Initial RSU Award.

Annual award.  On the date of each annual meeting of our stockholders, each Outside Director who has served on our board of directors for at least the preceding six months will be granted restricted stock units with a grant date fair value equal to $50,000, or the Annual RSU Award. One-half of the shares underlying the Annual RSU Award will vest on the earlier of (i) the day prior to the first annual meeting of stockholders following the grant or (ii) one year from grant, and one-half of the shares underlying the Annual RSU Award will vest on the earlier of (i) the day prior to the second annual meeting of stockholders following the grant or (ii) two years from grant, subject to continued service as a director through the applicable vesting date.

Cash compensation.  Each Outside Director receives an annual retainer of $50,000 in cash for serving on our board of directors, or the Annual Fee. The Annual Fee is paid in quarterly installments to each Outside Director who has served in the relevant capacity for the immediately preceding fiscal quarter no later than 30 days following the end of such preceding fiscal quarter. An Outside Director who has served in the relevant capacity for only a portion of the immediately preceding fiscal quarter will receive a prorated payment of the quarterly payment of the Annual Fee. The first payment of the Annual Fee under the policy was made following the end of the June 30, 2014 quarter and covered that quarter of service.

EXECUTIVE OFFICERS

The following table provides information regarding our executive officers as of March 31, 2015. Our executive officers are appointed by our board of directors and serve until their successors have been duly elected and qualified. There are no family relationships among any of our directors or executive officers.

Nominee	Age	Position
Terry Lingren	58	Chief Executive Officer and Chairman of the Board
John Philpott	54	Chief Financial Officer
Robert Hammond	67	Chief Technology Officer and Director
Neal Fenzi	54	Chief Operating Officer
Daniel Christopher	50	Vice President of Legal Affairs and Secretary
Michael Eddy	54	Vice President of Marketing

Terry Lingren.  Mr. Lingren is a co-founder of Resonant and has served as Chief Executive Officer and Chairman of the board of directors since June 2013. Mr. Lingren also served as Interim Chief Financial Officer of Resonant from January 2014 until May 31, 2014, and as Chief Executive Officer of company subsidiary, Resonant LLC from June 2012 until June 2013. Prior to founding Resonant, Mr. Lingren served for more than 18 years in executive positions at Qualcomm, Inc. and Kyocera Corporation. Mr. Lingren served as Vice President of Engineering at Kyocera from February 2003 to July 2012, and as a Vice President of Engineering at Qualcomm from May 1994 to February 2003. Mr. Lingren holds a BA degree in physics from Austin College, a BSEE degree from Washington University and an MSEE degree from California State University Northridge.

John Philpott.  Mr. Philpott has served as a financial consultant to Resonant since March 2014, and commenced service as our Chief Financial Officer on June 1, 2014. Mr. Philpott is a Certified Public Accountant and has over 20 years of financial and accounting management experience. From 1986 to 1995, Mr. Philpott served as a Senior Manager at Ernst & Young, LLP. From 1995 until 2006, he served first as Corporate Controller and Chief Accounting Officer and then as Chief Financial Officer, Treasurer and Assistant Secretary at Miravant Medical Technologies, Inc. From 2007 to July 2010, Mr. Philpott served as Chief Financial and Accounting Officer and Treasurer at Kreido Biofuels, Inc. He later served as Interim Chief Financial Officer, Treasurer and Assistant Secretary at Minatura Gold. Most recently, he served as the Chief Accounting Officer at the Select Staffing Family of Companies, or Select Staffing, a privately held temporary staffing company that voluntarily filed for protection under Chapter 11 of the U.S. Bankruptcy Code on April 1, 2014. Mr. Philpott has a Bachelor of Science from California State University, Northridge and received a Masters of Business Administration from the University of Los Angeles, Anderson School of Business.

Robert Hammond.  Dr. Hammond is a co-founder of Resonant and has served as our Chief Technology Officer and as a member of our board of directors since June 2013, and served as Chief Technology Officer of our subsidiary, Resonant LLC from June 2012 until June 2013. Prior to founding Resonant, Dr. Hammond served for more than 20 years as Senior Vice President and Chief Technology Officer of Superconductor Technologies, Inc., where he was involved in the development of high temperature superconducting materials, cryogenic refrigeration and packaging, and RF and microwave circuits. Prior to that, he was Leader Electronics Advanced Development at Los Alamos National Labs. Dr. Hammond holds a BS degree in Physics, a MS degree in Applied Physics and a PhD in Applied Physics, each from the California Institute of Technology.

Neal Fenzi.  Mr. Fenzi is a co-founder of Resonant and has served as our Chief Operating Officer since December 2014.  Mr. Fenzi served as our Vice President of Engineering from June 2013 to December 2014, and served as our Secretary and Treasurer from June 2013 until January 2014. Mr. Fenzi also served as Vice President of Engineering of our subsidiary, Resonant LLC, from June 2012 until June 2013. Prior to founding Resonant, from 1991 until June 2012, Mr. Fenzi served in engineering, operations and marketing positions at Superconductor Technologies Inc., including as Vice President of Engineering, Chief Engineer and Vice President of Product Management. Mr. Fenzi holds a BSEE degree from New Mexico State University.

Daniel Christopher.  Mr. Christopher has served as our Vice President, General Counsel and Secretary since January 2014. . In April 2015, Mr. Christopher’s title of General Counsel was changed to Vice President of Legal Affairs. Mr. Christopher is a corporate and securities lawyer with more than 25 years of experience representing start-up, emerging growth and middle-market companies in corporate, securities and general business matters. Mr. Christopher has represented us since our formation in May 2012. Mr. Christopher trained at the Los Angeles law firm of Irell & Manella LLP and became a corporate partner in 1995. Along with several of his Irell & Manella partners, he co-founded the corporate law boutique of Guth—Christopher LLP in 1997. From 2007 to 2013, Mr. Christopher had a private practice focused on business development and legal counseling for high tech start-up ventures. Mr. Christopher received his J.D. from Columbia Law School in 1989. Prior to that, he graduated summa cum laude and first in his class from Villanova University, where he majored in electrical engineering with an emphasis on digital signal processing and a minor in mathematics.

Michael Eddy.  Dr. Eddy joined Resonant in 2014 as Vice President of Marketing. From 2004 to 2012, Dr. Eddy served as President of ANTONE Wireless, a company he founded and which he grew to become a leader in the 4G network infrastructure enhancement products market prior to its sale to Westell Technologies, Inc. in 2012.  Following the sale of ANTONE Wireless to Westell, Dr. Eddy served as Vice President, Cell Site Optimization Products at Westell from 2012 to 2014.  Earlier in his career, Dr. Eddy held several senior management positions at Superconductor Technologies, Inc. including Vice President of Operations, Vice President of Marketing and Vice President of Business Development. Dr. Eddy earned his Ph.D. in Solid State Chemistry from Oxford University and his Masters in Business Administration from Pepperdine University.

EXECUTIVE COMPENSATION

Processes and Procedures for Compensation Decisions

The compensation committee of the board is responsible for the executive compensation programs for our executive officers and reports to the board on its discussions, decisions and other actions. Typically, our chief executive officer makes recommendations to our compensation committee, often attends committee meetings and is involved in the determination of compensation for the executive officers that report to him, except that he does not make recommendations as to his own compensation. Our chief executive officer makes recommendations to our compensation committee regarding short-term and long-term compensation for all executive officers, excluding himself, based on our results, an individual executive officer’s contribution toward these results and performance toward individual goal achievement. Our compensation committee then reviews the recommendations and other data and makes decisions as to total compensation for each executive officer other than the chief executive officer, as well as each individual compensation component. The compensation committee makes recommendations to the board regarding compensation for the chief executive officer. The independent members of the board make the final decisions regarding executive compensation for our chief executive officer.

The compensation committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our compensation programs and related policies. In August, 2014, the compensation committee retained Meridian Compensation Partners, LLC (“Meridian”), a compensation consultant, to provide it with information, recommendations and other advice relating to executive compensation on an ongoing basis. Accordingly, Meridian now serves at the discretion of the compensation committee. The compensation committee engaged Meridian to assist in developing an appropriate group of peer companies to help us determine the appropriate level of overall compensation for our executive officers, as well as assess each separate element of compensation, with a goal of ensuring that the compensation we offer to our executive officers is competitive and fair. During 2014, the compensation committee considered and assessed Meridian’s independence, including any factors that could give rise to a potential conflict of interest with respect to Meridian’s work.  In addition, in the course of reviewing independence criteria for members of our board and criteria for committee membership in 2014, our nominating and governance committee considered whether Meridian had any potential conflicts of interest with our company or members of the compensation committee, as set forth in Rule 10C-1(b)(4)(i) through (vi) under the Exchange Act. Based on these reviews, we are not aware of any conflict of interest that has been raised by work performed by Meridian.

Summary Compensation Table

The following table provides information regarding the compensation of our named executive officers during 2013 and 2014. As a “smaller reporting company,” as such term is defined in the rules promulgated under the Securities Act of 1933, as amended, or the Securities Act, we are required to provide compensation disclosure for our principal executive officer and the two most highly compensated executive officers other than our principal executive officer. Throughout this proxy statement, these three officers are referred to as our “named executive officers.”

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Terry Lingren	2014	248,907	284,204	—	533,111
Chief Executive Officer	2013	100,838	—	13,800	114,638

Robert Hammond	2014	227,885	236,835	—	464,720
Chief Technology Officer	2013	103,187	—	—	103,187

Neal Fenzi	2014	214,522	236,835	—	451,356
Chief Operating Officer	2013	89,822	—	—	89,822

(1)         Our named executive officers did not receive any salary prior to June 2013.

(2)         These amounts represent the grant date fair value of the stock and stock option awards determined in accordance with ASC Topic 718. These amounts may not correspond to the actual value eventually realized by the officer, which depends in part on the market value of our common stock in future periods. Assumptions used in calculating these amounts are set forth in the Notes to Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2014.

(3)         Consists of reimbursement of temporary housing expenses.

2014 Developments in Executive Compensation

The compensation committee completed its annual review of the elements and amount of total compensation of our executive officers, including our named executive officers, on December 4, 2014.  In connection with its review, and after considering the advice of Meridian Compensation Partners LLC, compensation consultants to the committee, the compensation committee approved the following changes to the compensation of our executive officers.

Base Salary.  The annual base salaries of our named executive officers were increased effective as of May 29, 2014 (the date of our initial public offering) to the amounts indicated in the table below.  A lump sum payment was made to each officer for the period between May 29, 2014 and December 4, 2014.

Name	Old Base Salary	New Base Salary
Terry Lingren	$200,000	$300,000
Robert Hammond	$200,000	$250,000
Neal Fenzi	$175,000	$250,000

Long Term Equity Incentive Awards.  On December 4, 2014, the compensation committee awarded each of our named executive officers, as a long term incentive, a number of restricted stock units equal to such officer’s applicable base salary divided by the average closing price of our common stock for the ten trading days ending on December 4, 2014.  Mr. Lingren received restricted stock units for 35,261 shares, and each of Messrs. Hammond and Fenzi received restricted stock units for 29,384 shares.  The restricted stock units vest annually over four years, with 25% vesting on the first business day of each of 2016, 2017, 2018 and 2019.

2015 Equity Performance Bonus.  During 2014, the compensation committee approved a 2015 equity bonus program for our executive officers, including our named executive officers.  The program provides for the award of shares and restricted stock units to our named executive officers if certain performance goals based on revenue and certain other non-monetary targets are attained in our 2015 fiscal year.  In the event the goals are at least partially attained, the named executive officer will receive an equity bonus equal to such officer’s base salary multiplied by a certain percentage, which percentage is based upon the number of goals achieved.  The dollar value of the named executive officer’s award will then be divided by the average closing price of our common stock for the ten trading days ending on the last trading day of 2015 to determine the number of shares and restricted stock units to be issued to such officer.  Of the total equity award, 50% will be issued in shares of common stock and the remaining 50% will be issued as restricted stock units that vest on January 1, 2017.

Outstanding Equity Awards at Fiscal Year End

The following table presents certain information concerning equity awards held by our named executive officers as of December 31, 2014.

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)

Terry Lingren	12/04/2014	35,261	(2)	409,733
Robert Hammond	12/04/2014	29,384	(2)	341,442
Neal Fenzi	12/04/2014	29,384	(2)	341,442

(1)               The market value of the restricted stock awards is based on the closing market price of our common stock as of December 31, 2014, which was $11.62 per share.

(2)               Represents a grant of restricted stock units, of which 25% vests on the first business day of each of 2016, 2017, 2018 and 2019.

Executive Officer Employment Letters

We entered into an executive employment letter, dated June 17, 2013, with each of our named executive officers.  The letters have no specific duration and provide for at-will employment.  Each of our named executive officers may be entitled to receive severance benefits under a severance and change in control agreement, as described below.

Severance and Change in Control Agreements

We have entered into severance and change in control agreements with participating employees, including our named executive officers, which provide these employees with severance benefits upon the employee’s termination of employment in certain circumstances with certain additional benefits following a change in control of Resonant. These benefits provide the participating employees with enhanced financial security and incentive to remain with Resonant notwithstanding their at-will employment with us and the possibility of a change in control.

Termination Without Change in Control

If we terminate the participant’s employment with Resonant for a reason other than cause, the participant becoming disabled or the participant’s death, and the termination does not occur within twelve months immediately following a “change in control,” the participant will receive the following severance benefits:

Accrued Compensation:  The participant will receive all accrued but unpaid paid time off, expense reimbursements, wages, and other benefits due to the participant under any Resonant -provided plans, policies, and arrangements.

Severance Payment:  The participant will receive severance in an amount equal to eighteen (18) months of the participant’s base salary then in effect, immediately prior to the date of the participant’s termination of employment, less all required tax withholdings and other applicable deductions, payable as soon as practicable following the participant’s termination of employment.

Pro-Rated Bonus Payment:  The participant will receive a lump-sum severance payment equal to one hundred percent (100%) of the participant’s target bonus as in effect for the fiscal year in which the termination occurs, pro-rated for the portion of the fiscal year that the participant was employed by us.

Continued Health Insurance Benefits:  We will reimburse the participant for premiums for coverage of the participant and his or her eligible dependents pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) (at the coverage levels in effect immediately prior to termination of employment) until the earliest to occur of (A) a period of twelve (12) months from the last date of employment with us, (B) the date upon which the participant becomes eligible for coverage under a health, dental, or vision insurance plan of a subsequent employer, and (C) the date the participant or his or her dependents cease to be eligible for COBRA coverage.

Equity:  All of the participant’s unvested and outstanding equity awards that would have become vested had the participant remained in our employ for the twelve (12) month period following termination of employment shall immediately vest and become exercisable as of the date of termination, and the participant will have six months following termination of employment in which to exercise any stock options, stock appreciation rights, or similar rights to acquire our common stock.

Outplacement Benefits. If requested by the participant, we will pay the expense for outplacement benefits provided by a service to be determined by us for a period of six (6) months, up to a maximum dollar value of five thousand dollars ($5,000) per participant.

Termination Following Change in Control

If during the twenty-four (24) month period immediately following a change in control of Resonant, (x) we terminate the participant’s employment with us for a reason other than cause, the participant becoming disabled or the participant’s death, or (y) the participant resigns his employment for good reason, then the participant will receive the following benefits from us in lieu of the benefits described above under “Termination Without Change in Control”:

Accrued Compensation:  The participant will receive all accrued but unpaid paid time off, expense reimbursements, wages, and other benefits due to the participant under any Resonant -provided plans, policies, and arrangements.

Severance Payment: The participant will receive a lump sum severance in an amount equal to eighteen (18) months of the participant’s base salary then in effect.

Target Bonus Payment:  The participant will receive a lump sum severance payment equal to 100% of the participant’s full target bonus for the fiscal year in effect at the date of such termination of employment (or, if greater, as in effect for the fiscal year in which the change in control occurs).

Continued Health Insurance Benefits:  We will reimburse the participant for premiums for coverage of the participant and his or her eligible dependents pursuant to the COBRA (at the coverage levels in effect immediately prior to termination of employment) until the earliest to occur of (A) a period of twelve (12) months from the last date of employment with us, (B) the date upon which the participant becomes eligible for coverage under a health, dental, or vision insurance plan of a subsequent employer, and (C) the date the participant or his or her dependents cease to be eligible for COBRA coverage.

Equity:  All of the participant’s unvested and outstanding equity awards shall immediately vest and become exercisable as of the date of termination, and the participant will have six (6) months following termination of employment in which to exercise any stock options, stock appreciation rights, or similar rights to acquire our common stock.

Outplacement Benefits. If requested by the participant, we will pay the expense for outplacement benefits provided by a service to be determined by us for a period of six (6) months, up to a maximum dollar value of five thousand dollars ($5,000) per participant.

Pension Benefits and Nonqualified Deferred Compensation

We do not provide a pension plan for our employees, and none of our named executive officers participated in a nonqualified deferred compensation plan in 2014.

401(k) Plan

We maintain a tax-qualified retirement plan, or the 401(k) plan, that provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees are able to participate in the 401(k) plan as of the first day of the month following the date they meet the 401(k) plan’s eligibility requirements, and participants are able to defer up to 100% of their eligible compensation subject to applicable annual Code limits. All participants’ interests in their deferrals are 100% vested when contributed. The 401(k) plan permits us to make matching contributions and profit sharing contributions to eligible participants.  We made a mandatory contribution of $12,000 in the first quarter of 2014 because our plan was deemed “top heavy” under applicable IRS regulations. We have implemented a matching program effective for 2014. The match is limited to 5% of base salary. In 2014, we made matching contributions of $105,000 into the plan.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We describe below transactions, and series of related transactions, since January 1, 2013 to which we were or will be a party, in which:

•                  the amounts involved exceeded or will exceed $120,000; and

•                  any of our directors, executive officers, or beneficial holders of more than 5% of any class of our capital stock, or their immediate family members, had or will have a direct or indirect material interest.

Other than as described below, there has not been, nor is there any currently proposed, transaction or series of related transactions to which we have been or will be a party other than compensation arrangements, which are described where required under the headings “Board of Directors and Corporate Governance - Director Compensation Table” and “Executive Compensation.”

Resonant LLC

On January 31, 2013, Resonant LLC issued warrants to purchase an aggregate of 62,499 of its Class B Units of membership interest at an exercise price of $0.40 per unit to Terry Lingren, Robert Hammond and Neal Fenzi, which warrants were issued for an aggregate purchase price of $500 and as partial consideration for loans made by these investors to Resonant LLC in the aggregate principal amount of $100,000. Additionally, on March 19, 2013, Resonant LLC issued warrants to purchase an aggregate of 62,499 of the Class B Units of membership interest at an exercise price of $0.40 per unit to Terry Lingren, Robert Hammond and Neal Fenzi, which warrants were issued for an aggregate purchase price of $500.00 and as partial consideration for loans made by these investors to Resonant LLC in the aggregate principal amount of $100,000.

Exchange Transaction

On June 17, 2013, we entered into an exchange agreement with Resonant LLC and its members for the purpose of restructuring our company. Pursuant to the Exchange Agreement, on June 17, 2013, we (i) issued an aggregate of 999,999 shares of our common stock to Terry Lingren, Robert Hammond and Neal Fenzi, which shares were issued in exchange for 500,000 Class B Units of Resonant LLC previously held by Terry Lingren, Robert Hammond and Neal Fenzi; (ii) issued a $2.4 million principal amount non-interest bearing subordinated senior secured convertible note due September 2014 to STI, which note automatically converted into an aggregate of 700,000 shares of our common stock effective upon our IPO and was issued in exchange for 300,000 Class C Units of Resonant LLC previously held by STI; (iii) issued warrants to purchase an aggregate of 249,999 shares of our common stock at an exercise price of $0.20 per share to Terry Lingren, Robert Hammond and Neal Fenzi, which warrants were issued in exchange for warrants to purchase an aggregate of 124,998 Class B Units of Resonant LLC previously held by Terry Lingren, Robert Hammond and Neal Fenzi; (iv) cancelled the 100 shares of our common stock originally issued to STI on January 19, 2012, and (v) issued warrants to purchase an aggregate of 222,222 shares of our common stock at an exercise price of $0.01 per share to MDB Capital Group LLC, which warrants were issued as consideration for consulting services pursuant to a consulting services agreement entered into between MDB Capital Group LLC and Resonant LLC in October 2012. Pursuant to the Exchange Agreement and immediately thereafter, Terry Lingren, Robert Hammond and Neal Fenzi became our only stockholders and Resonant LLC became our wholly-owned subsidiary.

Office Lease

From our inception in May 2012 through July 2013, Superconductor Technologies Inc., an affiliate at the time (“STI”), allowed us to use a portion of its facilities in Santa Barbara, California without charge as part of STI’s consideration for their ownership interest in us. Pursuant to our agreement with STI, commencing in July 2013, we began paying STI $3,723 per month for these facilities under the terms of a month-to-month sublease. We moved to new facilities and terminated our sublease arrangement with STI on February 28, 2014.

Legal Services

From August 20, 2012 to December 31, 2013, Daniel Christopher served as outside legal counsel to Resonant, for which we paid Mr. Christopher an aggregate of $173,286. Effective January 1, 2014, Mr. Christopher became our General Counsel, which title was changed to Vice President of Legal Affairs in April 2015.

Stockholders Agreement

In June 2013, we entered into a stockholders agreement with Terry Lingren, Robert Hammond, Neal Fenzi, STI and MDB Capital Group LLC, which includes:

•                  a voting agreement, pursuant to which the parties have agreed to vote their shares of our capital stock on certain matters, including with respect to size of our board and the election of directors;

•                  protective provisions, pursuant to which STI and our founders have approval rights over certain actions;

•                  restrictions on transfer, rights of first refusal, repurchase rights, co-sale rights, drag-along rights, and put rights, in each case affecting our capital stock and creating rights and obligations of the parties with respect to their ownership and transfer of our capital stock;

•                  preemptive rights, providing certain parties the right to purchase capital stock from us in certain subsequent financing transactions, which does not include this offering;

•                  information rights, providing certain parties the right to receive financial and other information from us; and

•                  registration rights, providing certain parties with the right to request that their shares be covered by a registration statement that we are otherwise filing.

Except for the registration rights, which continue, the stockholders agreement and all of its provisions terminated upon completion of our IPO.

Registration Rights

In addition to the stockholders agreement, which provides STI and our founders with registration rights, we are party to registration rights agreements which provide certain holders of our common stock and warrants, including each of the holders of 5% of our capital stock, with registration rights, including the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing.

Indemnification Agreements

We have entered into indemnification agreements with each of our current directors, executive officers and certain key employees. The indemnification agreements and our amended and restated certificate of incorporation and amended and restated bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

Policies and Procedures for Related Party Transactions

Our audit committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. Our policy regarding transactions between us and related persons provides that a related person is defined as a director, executive officer, nominee for director or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and any of their immediate family members. Our audit committee charter provides that our audit committee shall review and approve or disapprove any related party transactions.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes certain information about our equity compensation plans as of December 31, 2014.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders (2)	836,128	$6.31	563,872
Equity compensation plans not approved by security holders	—	—	—
Total	836,128	$6.31	563,872

(1)        The weighted average exercise price is calculated based solely on outstanding stock options. It does not take into account restricted stock units, which have no exercise price.

(2)         Consists of the Amended and Restated 2014 Omnibus Incentive Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2015, for:

•                  each of our named executive officers;

•                  each of our directors;

•                  all of our executive officers and directors as a group; and

•                  each person, or group of affiliated persons, who beneficially owned more than 5% of our common stock.

We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of common stock that they beneficially owned, subject to applicable community property laws.

We have based percentage ownership of our common stock on 7,158,276 shares of our common stock outstanding as of March 31, 2015. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares of common stock subject to options held by the person that are currently exercisable or exercisable within 60 days of March 31, 2015, as well as all shares of common stock issuable pursuant to restricted stock units held by the person that are subject to vesting conditions expected to occur within 60 days of March 31, 2015. However, we did not deem such shares outstanding for the purpose of computing the percentage ownership of any other person.  Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Resonant Inc., 110 Castilian Drive, Suite 100, Santa Barbara, California 93117.

	Common Stock Beneficially Owned
Name of Beneficial Owner	Number	Percentage
Named Executive Officers and Directors:
Terry Lingren(1)	426,676	5.89%
Robert Hammond(2)	426,666	5.89%
Neal Fenzi(3)	426,666	5.89%
Janet Cooper	27,000	*
Richard Kornfeld	12,000	*
John Major	12,000	*
All executive officers and directors as a group (9 persons)(4)	1,365,679	18.37%

Other 5% Stockholders:
Lone Wolf Holdings, LLC(5)	1,260,094	17.60%
Park City Capital(6)	700,000	9.78%

*                 Represents beneficial ownership of less than one percent.

(1)         Consists of (i) 343,333 shares of common stock, (ii) 10 shares of common stock held by Mr. Lingren’s adult son, and (iii) 83,333 shares of common stock issuable pursuant to warrants that are currently exercisable or exercisable within 60 days of March 31, 2015.

(2)         Consists of (i) 343,333 shares of common stock and (ii) 83,333 shares of common stock issuable pursuant to warrants that are currently exercisable or exercisable within 60 days of March 31, 2015.

(3)         Consists of (i) 343,333 shares of common stock and (ii) 83,333 shares of common stock issuable pursuant to warrants that are currently exercisable or exercisable within 60 days of March 31, 2015.

(4)         Consists of (i) 1,089,589 shares of common stock, (ii) 25,880 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 31, 2015, (iii) 249,999 shares of common stock subject issuable pursuant to restricted stock units that are subject to vesting conditions expected to occur within 60 days of March 31, 2015, and (ii) 249,999 shares of common stock subject to warrants that are currently exercisable or exercisable within 60 days of March 31, 2015.

(5)         Consists of shares of common stock.  The address for Lone Wolf Holdings, LLC is 77 Oregon Road, Bedford Corners, NY 10549.  Peter Appel, sole member of Lone Wolf Holdings, LLC, has voting and dispositive power with respect to these securities.

(6)         Consists of shares of common stock.  The address for Park City Capital, LLC is 200 Crescent Court, Suite 1575, Dallas, TX.  Michael J. Fox has voting and dispositive power with respect to these securities.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent year. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during 2014, all Section 16(a) filing requirements were satisfied on a timely basis except as follows:

•                  Daniel G. Christopher filed one Form 4 on December 8, 2014, reporting late the following transactions:  (i) on June 30, 2014, the vesting of RSUs for 375 shares and the Company’s withholding of 115 shares in connection therewith in payment of associated taxes; (ii) on September 30, 2014, the vesting of RSUs for 375 shares and the Company’s withholding of 85 shares in connection therewith in payment of associated taxes; and (iii) on October 1, 2014, the vesting of RSUs for 375 shares and the Company’s withholding of 87 shares in connection therewith in payment of associated taxes; and

•                  Terry Lingren filed one Form 5 on February 3, 2015, reporting late the following transactions:  (i) on September 19, 2014, the sale by his adult son of 26 shares of common stock; (ii) on October 3, 2014, the sale by his adult son of 15 shares of common stock; (iii) on October 20, 2014, the sale by his adult son of 22 shares of common stock; and (iv) on November 17, 2014, the sale by his adult son of 15 shares of common stock.  Mr. Lingren disclaims beneficial ownership of the shares that were sold or remain held by his adult son.

2014 Annual Report and SEC Filings

Our financial statements for the fiscal year ended December 31, 2014 are included in our Annual Report on Form 10-K. Our Annual Report and this proxy statement are posted on our website at ir.resonant.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our Annual Report and this proxy statement without charge by sending a written request to Secretary, Resonant Inc., 110 Castilian Drive, Suite 100, Santa Barbara, California 93117.

Deadlines to Propose Actions for Consideration at the 2016 Annual Meeting

Stockholder Proposals for Inclusion in Proxy Statement. Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the 2016 annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2016 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices no later than January 9, 2016. In addition, stockholder proposals must comply with the requirements of SEC Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Resonant Inc.
Attention: Corporate Secretary
110 Castilian Drive, Suite 100
Santa Barbara, California 93117

Stockholder Proposals Not for Inclusion in Proxy Statement. Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) specified in our proxy materials with respect to the meeting, (ii) otherwise properly brought before the meeting by or at the direction of our board of directors, or (iii) properly brought before the meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Secretary. The written notice must contain the information specified in our bylaws. To be timely for our 2016 annual meeting of stockholders, our Secretary must receive the written notice at our principal executive offices no earlier than February 23, 2016, and no later than the close of business on March 24, 2016.

If we hold our 2016 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary date of the 2015 Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before the annual meeting and no later than the close of business on the later (i) the 90th day prior to the annual meeting; or (ii) the 10th day following the day on which public announcement of the date of the meeting is first made. If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at the meeting, we are not required to present the proposal for a vote at the meeting.

Availability of Bylaws. A copy of our bylaws may be obtained by accessing Resonant’s filings on the SEC’s website at www.sec.gov. You may also contact our Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for stockholder proposals.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. RESONANT INC. M93045-P60683 RESONANT INC. 110 CASTIlIAN DRIVE SUITE 100 SANTA BARBARA, CA 93117 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 2. Ratification of the appointment of Squar, Milner, Peterson, Miranda & Williamson, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. For All Withhold All For All Except ! ! ! 01) Janet Cooper 02) Robert Hammond 03) Richard Kornfeld 04) Terry Lingren 05) John Major 1. Election of Directors Nominees: The Board of Directors recommends you vote FOR the following: The Board of Directors recommends you vote FOR the following proposal: ! ! ! For Against Abstain VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ElECTRONIC DElIVERY OF FuTuRE PROXY MATERIAlS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIl Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

RESONANT INC. Annual Meeting of Stockholders June 9, 2015 10:00 AM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Terry Lingren and Daniel Christopher, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of RESONANT INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, PDT on June 9, 2015, at Resonant Inc., 110 Castilian Drive, Suite 100, Santa Barbara, California 93117, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. Continued and to be signed on reverse side M93046-P60683